Exhibit 99.1

CONTACT:	Lewis J. Derbes, Jr. Stewart Enterprises, Inc. 1333 S. Clearview Parkway Jefferson, LA 70121 504-729-1400	FOR IMMEDIATE RELEASE

STEWART ENTERPRISES, INC. SHAREHOLDERS APPROVE MERGER AGREEMENT

JEFFERSON, La.—August 13, 2013—Stewart Enterprises, Inc. (Nasdaq GS: STEI) reported today that its shareholders have approved the Agreement and Plan of Merger, dated as of May 28, 2013, by and among Service Corporation International, Rio Acquisition Corp. and Stewart Enterprises, Inc. with over 99 percent of votes cast in favor of the proposal, which represents over 83 percent of total voting power. The vote took place at a special meeting of shareholders held today.

Founded in 1910, Stewart Enterprises, Inc. is the second largest provider of products and services in the death care industry in the United States, currently owning and operating 217 funeral homes and 141 cemeteries. Through its subsidiaries, the Company provides a complete range of funeral and cremation merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.